Exhibit 99.1


 FOR IMMEDIATE RELEASE:

 United Financial Mortgage Corp. Implements OpenClose
 Web-based Mortgage Platform

 Oak Brook, IL, Tuesday, June 29, 2004 -- United Financial Mortgage Corp. (Amex: UFM or the "Company") announced today that the roll-out and implementation of the OpenClose MTG platform for its wholesale and retail lending divisions has begun.

 OpenClose MTG is a web-based loan transaction platform that eliminates third-party transaction issues, networks mortgage brokers and loan officers, offers online origination, automates loan approval, and provides real-time pipeline reports. For those loan officers already using a loan origination system such as Calyx Point, OpenClose MTG provides the ability to upload a loan file from their current loan origination software. Mortgage brokers and loan officers will be ale to securely access and edit all of their mortgage loan files from any computer with Internet access. The OpenClose MTG platform can double or even triple the amount of submissions a lender can process, shortening the filing to funding commitment time from a typical
 24 to 48 hour time period down to five minutes.

 Steve Khoshabe, President and Chief Executive Officer of the Company, said, "The Company originates loans on both a wholesale and retail basis. The OpenClose MTG platform integrates with our front-end software, credit companies and automated underwriting, providing us with online origination, real- time pipeline reporting, networking, and a completely digital loan process. By implementing the OpenClose MTG platform, we can provide our branches with a high level of service while lowering costs for our mortgage broker clients and the Company. OpenClose MTG will enable us to improve production, efficiency, and data integrity while reducing transactions costs."


 About United Financial Mortgage Corp.

 United Financial Mortgage Corp. is an independent originator and servicer of residential and commercial mortgage loans. The Company is headquartered in Oak Brook, Illinois and has 35 offices in 14 states. For additional information, please visit the Company's web site at www.ufmc.com.

 This press release contains, and future oral and written statements may contain, forwardlooking statements within the meaning of such term in the Private Securities Litigation Reform Act of 1995 with respect to the Company's business, financial condition, results of operations, plans, objectives and future performance. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) changes in demand for mortgage loans due to fluctuations in the real estate market, interest rates or the market in which the Company sells its mortgage loans;
 (ii) the Company's access to funding sources and its ability to renew, replace or add to its existing credit facilities on terms comparable to the current terms; (iii) assumptions underlying the value of the Company's retained mortgage loan-servicing rights; (iv) the negative impact of economic slowdowns or recessions; (v) management's ability to manage the Company's growth and planned expansion; (vi) the effect of the competitive pressures from other lenders or suppliers of credit in the Company's market;
 (vii) changes in government regulations that affect the Company's business;
 (viii) the Company's ability to expand origination volume while reducing overhead; (ix) the impact of new state or federal legislation or court decisions restricting the activities of lenders or suppliers of credit in the Company's market; (x) other risk factors disclosed from time to time in the Company's filings with the Securities and Exchange Commission; and
 (xi) the inability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


 For Further Information Contact:

 Steve Khoshabe, President & Chief Executive Officer, United Financial Mortgage Corp., 815 Commerce Drive, Suite 100, Oak Brook, IL 60523,
 (630) 571-7222, Fax: (630) 571-2623, investorinfo@ufmc.com

 Dave Gentry, Aurelius Consulting Group, Inc., Maitland City Plaza, 225 S. Swoope Avenue, Suite 214, Maitland, FL 32751,
 (407) 644-4256, Fax: (407) 644-0758, dave@aurcg.com